Calculation of Filing Fee Tables
S-4
Public Storage
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, $0.10 par value per share	457(a)	13,147,492		$ 3,922,648,142.89	0.0001381	$ 541,717.71
Fees to be Paid	2	Equity	6.000% Cumulative Preferred Shares of Beneficial Interest, Series T, par value $0.01 per share	457(a)	10,229,928		$ 234,776,847.60	0.0001381	$ 32,422.68
Fees to be Paid	3	Equity	6.000% Cumulative Preferred Shares of Beneficial Interest, Series U, par value $0.01 per share	457(a)	5,668,128		$ 180,813,283.20	0.0001381	$ 24,970.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,338,238,273.69		$ 599,110.70
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 599,110.70
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This row relates to the registration of the maximum number of common shares of beneficial interest, par value $0.10 per share, of Public Storage ("Public Storage," and such common shares, "Public Storage common shares") estimated to be issuable by Public Storage pursuant to the merger of National Storage Affiliates Trust ("NSA") with and into Pelican Merger Sub I, LLC (the "company merger"), as described in the proxy statement/prospectus that forms a part of the accompanying registration statement. The amount in the "Amount Registered" column is equal to the product of (a) 93,910,657 common shares of beneficial interest, par value $0.01 per share, of NSA ("NSA common shares") outstanding or estimated to be issuable as of May 4, 2026 prior to or in connection with the closing of the mergers (including in respect of NSA's equity awards or equity plans), multiplied by (b) the exchange ratio of 0.1400 Public Storage common shares issuable in exchange for each NSA common share pursuant to the company merger. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder, as (a) the average of the high and the low sale prices of NSA common shares as reported on the New York Stock Exchange on May 5, 2026 ($41.77 per share), multiplied by (b) 93,910,657, which is the estimated maximum number of NSA common shares that may be converted or exchanged (including in respect of NSA's equity awards or equity plans) in the company merger for Public Storage common shares being registered. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 0-11 thereunder, the registration fee was determined by multiplying the Maximum Aggregate Offering Price by 0.00013810.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
93,910,657	$ 41.77	$ 3,922,648,142.89			$ 3,922,648,142.89

[2]	Rule 457(f) Fee Calculation Details

This row relates to the registration of the maximum number of 6.000% cumulative preferred shares of beneficial interest, Series T, par value $0.01 per share, of Public Storage ("Public Storage Series T preferred shares") estimated to be issuable by Public Storage pursuant to the company merger. The amount in the "Amount Registered" column is equal to 10,229,928 Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, of NSA ("NSA Series A preferred shares") outstanding or estimated to be issuable as of May 4, 2026 prior to or in connection with the closing of the company merger, which are to be exchanged for Public Storage Series T preferred shares on a one-to-one basis. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder, as (a) the average of the high and the low sale prices of NSA Series A preferred shares as reported on the New York Stock Exchange on May 4, 2026 ($22.95 per share), multiplied by (b) 10,229,928, which is the estimated maximum number of NSA Series A preferred shares that may be exchanged in the company merger for Public Storage Series T preferred shares being registered. In accordance with Section 14(g) of the Exchange Act and Rule 0-11 thereunder, the registration fee was determined by multiplying the Maximum Aggregate Offering Price by 0.00013810.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
10,229,928	$ 22.95	$ 234,776,847.60			$ 234,776,847.60

[3]	Rule 457(f) Fee Calculation Details

This row relates to the registration of the maximum number of 6.000% cumulative preferred shares of beneficial interest, Series U, par value $0.01 per share, of Public Storage ("Public Storage Series U preferred shares") estimated to be issuable by Public Storage pursuant to the company merger. The amount in the "Amount Registered" column is equal to 5,668,128 Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, of NSA ("NSA Series B preferred shares") outstanding or estimated to be issuable as of May 4, 2026 prior to or in connection with the closing of the company merger, which are to be exchanged for Public Storage Series U preferred shares on a one-to-one basis. The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder, as (a) the average of the high and the low sale prices of NSA Series B preferred shares as reported on the New York Stock Exchange on May 4, 2026 ($31.90 per share), multiplied by (b) 5,668,128, which is the estimated maximum number of NSA Series B preferred shares that may be exchanged in the company merger for Public Storage Series U preferred shares being registered. In accordance with Section 14(g) of the Exchange Act and Rule 0-11 thereunder, the registration fee was determined by multiplying the Maximum Aggregate Offering Price by 0.00013810.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
5,668,128	$ 31.90	$ 180,813,283.20			$ 180,813,283.20

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date